                                                                   EXHIBIT 10.17

                                          [*#*] CERTAIN CONFIDENTIAL INFORMATION
                                           CONTAINED IN THIS DOCUMENT, MARKED BY
                                            BRACKETS, HAS BEEN OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO RULE 406 OF THE
                                             SECURITIES ACT OF 1933, AS AMENDED.



                                LICENSE AGREEMENT

                                   (ENOXIMONE)

                                 BY AND BETWEEN

                          HOECHST MARION ROUSSEL, INC.

                                       AND

                                  MYOGEN, INC.



                         EFFECTIVE AS OF OCTOBER 1, 1998

                                TABLE OF CONTENTS

                                                                                                                PAGE



ARTICLE 1             DEFINITIONS.................................................................................1
         1.1      "Affiliate".....................................................................................1
         1.2      "Control".......................................................................................1
         1.3      "Development"...................................................................................1
         1.4      "Development Expenses"..........................................................................2
         1.5      "Development Plans".............................................................................2
         1.6      "Drug Approval Application".....................................................................2
         1.7      "Enoximone".....................................................................................2
         1.8      "Europe"........................................................................................2
         1.9      "Equity payments"...............................................................................2
         1.10     "FDA"...........................................................................................2
         1.11     "Field".........................................................................................2
         1.12     "HMR Data"......................................................................................2
         1.13     "HMR Know-how"..................................................................................2
         1.14     "HMR Patent"....................................................................................2
         1.15     "HMR Trademark".................................................................................3
         1.16     "IND"...........................................................................................3
         1.17     "Information"...................................................................................3
         1.18     "Joint Patent"..................................................................................3
         1.19     "Major Market Country"..........................................................................3
         1.20     "Material Breach"...............................................................................3
         1.21     "Milestone Payments"............................................................................3
         1.22     "Myogen Data"...................................................................................3
         1.23     "Myogen Know-how"...............................................................................3
         1.24     "Myogen Patent".................................................................................3
         1.25     "NDA" or "New Drug Applications"................................................................4
         1.26     "Net Sales".....................................................................................4
         1.27     "Patent"........................................................................................4
         1.28     "Patent Expenses"...............................................................................4
         1.29     "Product".......................................................................................4
         1.30     "Q & A".........................................................................................5
         1.31     "Regulatory Approval"...........................................................................5
         1.32     "Regulatory Filings"............................................................................5
         1.33     "Signing Fees"..................................................................................5
         1.34     "Sublicensee"...................................................................................5
         1.35     "Sublicense Fees"...............................................................................5
         1.36     "Terminated Countries"..........................................................................5
         1.37     "Termination Effective Date"....................................................................5
         1.38     "Territory".....................................................................................5
         1.39     "Third Party"...................................................................................5
         1.40     "Transfer Date".................................................................................5
         [*#*]
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
                                                                                                                 PAGE

         1.42     "Written Disclosure"............................................................................5
ARTICLE 2             LICENSE GRANTS..............................................................................5
         2.1      Patent and Know-how License to Myogen to Conduct Development....................................5
         2.2      Patent and Know-how License to Myogen for Commercialization.....................................5
         2.3      Sublicenses.....................................................................................6
ARTICLE 3             DEVELOPMENT.................................................................................6
         3.1      Scope...........................................................................................6
         3.2      Conduct of Development..........................................................................6
         [*#*]
         3.4      Development Plans...............................................................................7
         3.5      Status Meetings.................................................................................7
         3.6      Obligations of the Parties......................................................................7
         3.7      Existing Inventory..............................................................................8
         3.8      Regulatory Matters..............................................................................9
ARTICLE 4             MILESTONES AND ROYALTIES....................................................................9
         4.1      Europe.........................................................................................10
         4.2      Territory other than Europe....................................................................10
         4.3      Duration of Royalty Obligations................................................................10
         4.4      Royalty Rate if Generics Introduced............................................................11
         4.5      Sales by Sublicensees..........................................................................11
         4.6      Royalty Payments and Reports...................................................................11
         4.7      Taxes..........................................................................................11
         4.8      Blocked Currency...............................................................................12
         4.9      Payments to or Reports by Affiliates...........................................................12
         4.10     No Multiple Royalties..........................................................................12
ARTICLE 5             CONFIDENTIALITY............................................................................12
         5.1      Confidentiality; Exceptions....................................................................12
         5.2      Authorized Disclosure..........................................................................12
         5.3      Survival.......................................................................................13
         5.4      Termination of Prior Agreement.................................................................13
         5.5      Publications...................................................................................13
ARTICLE 6             OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS.......................................13
         6.1      Ownership......................................................................................13
         6.2      Disclosure of Patentable Inventions............................................................14
         6.3      Patent Filings.................................................................................14
         6.4      Third Party Patent Rights......................................................................15
         6.5      Enforcement Rights.............................................................................15
         6.6      Assignment of Joint Patents....................................................................16
ARTICLE 7             REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY................................................17
         7.1      Representations and Warranties.................................................................17
         7.2      Exclusivity; Non-competition Within The Field..................................................17
ARTICLE 8             INFORMATION & REPORTS......................................................................17


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE

         8.1      Records of Revenues and Expenses...............................................................17
         8.2      Publicity Review...............................................................................18
ARTICLE 9             TERM AND TERMINATION.......................................................................18
         9.1      Term...........................................................................................18
         9.2      Termination by HMR For Myogen's Failure to Meet Milestones or Discontinuing
                  Development....................................................................................18
         9.3      Termination by HMR For Myogen's Failure to Commercialize or Market Products in
                  the Territory..................................................................................19
         9.4      Termination for Material Breach by Myogen......................................................21
         9.5      Termination Without Cause......................................................................22
         9.6      Termination for Material Breach by HMR.........................................................23
ARTICLE 10            INDEMNIFICATION............................................................................24
         10.1     Indemnification by HMR.........................................................................24
         10.2     Indemnification by Myogen......................................................................24
ARTICLE 11            DISPUTE RESOLUTION.........................................................................25
         11.1     General........................................................................................25
         11.2     Negotiation....................................................................................25
         11.3     Arbitration....................................................................................25
         11.4     Survivability..................................................................................26
         11.5     Jurisdiction...................................................................................26
ARTICLE 12            MISCELLANEOUS..............................................................................26
         12.1     Assignment; Binding Effect.....................................................................26
         12.2     Research and Development Entities..............................................................27
         12.3     Consents Not Unreasonably Withheld.............................................................27
         12.4     Force Majeure..................................................................................27
         12.5     Further Actions................................................................................27
         12.6     No Trademark Rights............................................................................27
         12.7     Notices........................................................................................27
         12.8     Waiver.........................................................................................28
         12.9     Severability...................................................................................28
         12.10    Ambiguities....................................................................................28
         12.11    Governing Law..................................................................................28
         12.12    Headings.......................................................................................28
         12.13    Counterparts...................................................................................28
         12.14    Entire Agreement...............................................................................28
         12.15    Additional Agreements..........................................................................29



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                                LICENSE AGREEMENT


         LICENSE AGREEMENT (the "Agreement") effective as of October 1, 1998 (the "Effective Date"), by and between MYOGEN, INC., a Delaware corporation ("Myogen") and HOECHST MARION ROUSSEL, INC., a Delaware corporation ("HMR"). Myogen and HMR are sometimes referred to herein individually as a "Party" and together as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, HMR is a leading multinational health care company with a broad product portfolio of drugs for the treatment of human diseases;

         WHEREAS, Myogen is a biotechnology company that has expertise and experience in the research and development of compounds for use in treating cardiovascular disease;

         WHEREAS, Myogen desires to obtain an exclusive worldwide license from HMR for the right to develop and commercialize Enoximone (as defined in Article 1.8) on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article I shall have the meanings specified below:

         1.1 "AFFILIATE" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned or is under common ownership with a party to this Agreement to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement. This term does not include those individuals or entities who have made an equity investment in a party but who have no significant operational management with respect to the party.

         1.2 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with or proprietary rights of any Third Party.

         1.3 "DEVELOPMENT" shall mean all activities relating to obtaining Regulatory Approval of a Product, Product line extensions, alternative delivery systems and new indications therefor and all activities relating to developing the ability to manufacture the same. This includes pre-clinical testing, toxicology, formulation, bulk product, fill/finish, manufacturing






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process development, manufacturing and quality assurance technical support, clinical studies, regulatory affairs and outside counsel regulatory legal services.

         1.4 [*#*]

         1.5 "DEVELOPMENT PLANS" shall mean the Development Plans referred to in
Article 3.4.

         1.6 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a country in the Territory.

         1.7 "ENOXIMONE" shall mean
1,3-dihydro-4-methyl-5-[*#*]-2H-imidazol-2-one, and all pharmaceutically-acceptable forms (e.g., salts) and all formulations thereof, including, without limitation, that formulation developed by HMR and marketed under the trade name of Perfan in Europe.

         1.8 "Europe" shall mean the following countries Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain Sweden, and the United Kingdom.

         1.9 "EQUITY PAYMENTS" shall have the meaning set forth in Article
2.3.2.

         1.10 "FDA" means the United States Food and Drug Administration or any other equivalent regulatory authority in the Territory.

         1.11 "FIELD" means the prevention, treatment and/or diagnosis of cardiovascular diseases and disorders.

         1.12 "HMR DATA" means all Information related to the Product HMR or any of its Affiliates has in its possession arising out of all pre-clinical and clinical research and development conducted by or on behalf of HMR or its Affiliates or disclosed to HMR or its Affiliates by licensors and other collaborators to the extent not subject to a restrictive confidentiality arrangement with a Third Party.

         1.13 "HMR KNOW-HOW" means Information which (i) HMR discloses, or is required to disclose, to Myogen under this Agreement and (ii) is within the Control of HMR and its Affiliates. Notwithstanding anything herein to the contrary, HMR Know-how shall exclude any HMR Patent.

         1.14 "HMR PATENT" means any and all Patents which cover the discovery, evaluation, manufacture, use or importation, offer for sale and/or sale of Enoximone in the Field or Product, which Patent is owned or Controlled by HMR or any of its Affiliates as listed in Schedule 1.14, including HMR's or any of its Affiliates' interest in any Joint Patent. HMR will promptly notify Myogen of any HMR Patents that are issued or applied for hereafter.

         1.15 "HMR TRADEMARK" means the trademark Perfan in Europe and any other trademarks or tradenames used by HMR to market Enoximone in any country in the Territory.

         1.16 "IND" shall mean an Investigational New Drug Application.




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         1.17 "INFORMATION" means techniques and data including inventions, practices, methods, assays, knowledge, know-how, skill, experience, marketing, pricing, distribution, cost, sales and manufacturing information and test data including pharmacological, pharmacokinetic, toxicological and clinical data, analytical and quality control data, stability and integrity data, formulation data, quality control data, and safety and efficacy data.

         1.18 "JOINT PATENT" shall have the meaning set forth in Article 6.3.1.

         1.19 "MAJOR MARKET COUNTRY" means [*#*]

         1.20 "MATERIAL BREACH" shall have the meaning set forth in Article 9.4
(d).

         1.21 "MILESTONE PAYMENTS" shall have the meaning set forth in Article 2.3.2.

         1.22 "MYOGEN DATA" means all Information arising out of all Development (as defined in Article III) conducted by or on behalf of Myogen or its sublicensees, or disclosed to Myogen by its licensors and other collaborators necessary to obtain Regulatory Approval for marketing of Products in the Territory.

         1.23 "MYOGEN KNOW-HOW" means Information which (i) Myogen discloses, or is required to disclose, to HMR under this Agreement and (ii) is within the Control of Myogen, including, without limitation, all Information developed by or on behalf of Myogen relating to the Product. [*#*] HMR also acknowledges that Myogen's performance under this Agreement cannot violate any of the terms of those agreements between Myogen [*#*] which have been provided to HMR set out as Schedule 1.23. Notwithstanding anything herein to the contrary, Myogen Know-how shall exclude any Myogen Patents.

         1.24 "MYOGEN PATENT" means any and all Patents for inventions made solely by Myogen personnel on behalf of Myogen or its Affiliates which covers the evaluation, manufacture, use, importation, offer for sale and/or sale of Enoximone for development by Myogen within the Field or Product, which Patent is owned or Controlled by Myogen or its Affiliates, including Myogen's interest in any Joint Patent. [*#*] HMR also acknowledges that Myogen's performance under this Agreement cannot violate any of the terms of those agreements between Myogen [*#*] which have been provided to HMR set out as Schedule 1.23. Myogen shall-promptly notify HMR of any Myogen Patents which are issued or applied for hereafter.

         1.25 "NDA" OR "NEW DRUG APPLICATIONS" shall mean any and all applications submitted to the FDA under Sections 505, 507, or 512 of the Federal Food, Drug and Cosmetic Act and any applicable regulations related to any Products, including without limitation, full NDAs, "paper" NDAs and abbreviated NDAs (ANDAs) and all amendments and supplements or equivalents in the Territory.

         1.26 "NET SALES" of Myogen and/or its sublicensee shall mean such party's [*#*]



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                  [*#*]

         No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Myogen and on its payroll, or for cost of collections. Products shall be considered "sold" when billed out or invoiced. In the event that the sale is made to an Affiliate, the Net Sale will not be less than an equivalent sale to a non-Affiliate.

         1.27 "PATENT" means an (i) United States patent, continuation, continuation-in-part, division, patent of addition, reexamination, reissue, renewal, extension, term restoration and foreign counterpart thereof, including a supplementary protection certificate and other administrative protection, and
(ii) application for a United States patent and foreign counterpart thereof; in either case, which claim the manufacture, sale or use of Enoximone or a Product, or formulations or manufacture thereof, for use in the Field. Any other compound or use outside of the Field disclosed or claimed in such patent or patent application is not within this definition of "Patent."

         1.28 "PATENT EXPENSES" means [*#*]

         1.29 "PRODUCT" shall mean any finished pharmaceutical composition containing Enoximone as a pharmaceutically active ingredient (either alone or in combination with one or more other pharmaceutically active ingredients), for use in the Field.

         1.30 "Q & A" shall have the meaning set forth in Article 8.2.

         1.31 "REGULATORY APPROVAL" means any approval (including pricing and reimbursement approvals), product and/or establishment license, registration or authorization of any federal, state or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, export, transport or sale of a Product.

         1.32 "REGULATORY FILINGS" shall have the meaning set forth in Article 3.8.2.

         1.33 "SIGNING FEES" shall have the meaning set forth in Article 2.3.2.

         1.34 "SUBLICENSEE" shall have the meaning set forth in Article 2.3.2.

         1.35 "SUBLICENSE FEES" shall have the meaning set forth in Article
2.3.2.

         1.36 "TERMINATED COUNTRIES" shall have the meaning set forth in Article 9.3.1.




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         1.37 "TERMINATION EFFECTIVE DATE" shall have the meaning set forth in
Article 9.2.

         1.38 "TERRITORY" means all countries and territories of the world provided that any country(ies) in which this Agreement is terminated shall be removed from the scope of this definition.

         1.39 "THIRD PARTY" means any entity other than Myogen or HMR or their respective Affiliates.

         1.40 "TRANSFER DATE" shall have the meaning set forth in Article 4.1
(c).

         1.41 [*#*]

         1.42 "WRITTEN DISCLOSURE" shall have the meaning set forth in Article 8.2.

                                   ARTICLE 2

                                 LICENSE GRANTS

         2.1 PATENT AND KNOW-HOW LICENSE TO MYOGEN TO CONDUCT DEVELOPMENT. Upon the terms and subject to the conditions of this Agreement, HMR grants to Myogen an exclusive license (even as to HMR and its Affiliates) under the HMR Patents and HMR Know-how, and Joint Patents, if any, to conduct Development in the Territory in accordance with the terms of this Agreement with respect to Enoximone for use in the Field; [*#*]

         2.2 PATENT AND KNOW-HOW LICENSE TO MYOGEN FOR COMMERCIALIZATION. Upon the terms and subject to the conditions of this Agreement, including, without limitation, the royalty payment obligations herein, HMR grants to Myogen an exclusive (even as to HMR and its Affiliates) license under the HMR Patents and HMR Know-how to conduct manufacturing, pre-marketing activities, commercialization (including the right to make, have made, use, import, sell, offer for sale and have sold) and related activities in the Territory with respect to Enoximone and any Product in accordance with the terms of this Agreement; [*#*]

         2.3 SUBLICENSES.

         2.3.1 APPROVAL REQUIRED. The foregoing license shall include the right to sublicense, but only upon prior written notice to HMR.

         2.3.2 [*#*]

                                   ARTICLE 3

                                   DEVELOPMENT

         3.1 SCOPE. Myogen shall conduct a development program with respect to Products with the objective of obtaining Regulatory Approval and commercializing a Product as set forth in this Agreement.




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         3.2 CONDUCT OF DEVELOPMENT. Myogen will be solely responsible for carrying out Development of Products. Throughout the term hereof, Myogen shall have the right to engage Third Parties to perform its research, development and commercialization activities pursuant to this Agreement, provided such Third Party agrees to be bound by Article V hereof or the equivalent. Notwithstanding any other provision hereof, Myogen shall have sole control and authority over all aspects of Development and commercialization of Products in the Territory, and HMR shall not have any liability with respect thereto.

         3.3 [*#*] Promptly after the date of execution of this Agreement, Myogen shall assume full responsibility for all aspects of [*#*] trials under the IND for Enoximone that was submitted to the FDA. HMR will transfer all records and study data relating to the [*#*] trials to Myogen. Myogen and HMR will cooperate to ensure an orderly and clear transfer of responsibility.

         3.4 DEVELOPMENT PLANS. Development of Products pursuant to this Article III shall be governed by a separate written plan attached as Exhibit 3.4 hereto ("Development Plan") which, together with updates, shall be prepared by Myogen and submitted to HMR for its information. Each Development Plan will describe the proposed overall program of development for Products, including, process development, clinical studies and regulatory plans and other elements of obtaining Regulatory Approval. Each Development Plan will set forth key objectives. Each Development Plan will be updated annually by Myogen and, together with any updates thereto, be provided to HMR for its information.

         3.5 STATUS MEETINGS. Representatives from HMR and Myogen will meet at least two (2) times annually to discuss development and commercialization of Products for use in the Field for purposes of HMR's information and to monitor Myogen's compliance with the provisions of this Agreement. The location of such meetings will alternate between Myogen's facilities and HMR's facilities. Each Party will bear its own travel and related costs. Myogen shall provide HMR all Information reasonably requested by HMR during the term hereof relating to the development and commercialization of Products for use in the Field and Products.

         3.6 OBLIGATIONS OF THE PARTIES.

         3.6.1 MYOGEN'S OBLIGATIONS.

                  (a) Myogen shall use reasonable commercial diligence, consistent with accepted business practices and legal requirements relating to pharmaceutical drug development and within the general guidelines as set forth in the Development Plans and any updates thereto, to continue Development of Products in the Territory, devoting the same degree of attention and diligence to such development efforts as similar companies devote to development activities for potential drug products of comparable market potential.

                  (b) Myogen shall initiate a Phase III study for the purpose of obtaining FDA Regulatory Approval of a Product after regulatory consultation with the FDA within 3 years after the Effective Date; provided that in the event Myogen experiences any delays in complying with this Section 3.6.1(b) that are caused by parties or events outside of the control of Myogen, including, without limitation, [*#*] As used in this Section 3.6.1(b), [*#*]




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                  (c) In the event Myogen fails to meet the commercial diligence requirements of this Article 3.6.1, HMR may in its discretion terminate this Agreement as provided in Article IX herein.

         3.6.2 HMR'S OBLIGATIONS.

                  (a) Within 120 days after execution of this Agreement, HMR shall transfer to Myogen the IND for Enoximone, shall deliver to Myogen all HMR Data in the form in which it is currently available in order to facilitate commencement of Development hereunder, and thereafter shall provide such additional HMR Data or data subsequently developed by HMR and its Affiliates reasonably requested by Myogen.

                  (b) It is expressly understood that HMR has no obligation to finalize clinical reports but that HMR shall deliver to Myogen the raw data and, if available, the final clinical reports.

         3.6.3 DEVELOPMENT REPORTS. Myogen shall submit semi-annual written summary reports which describe the progress of development efforts undertaken by it, if any, under this Agreement. Summary reports shall include, without limitation, a description and statement of purpose of each study in progress, and with respect to clinical trials, the number of patients which enrolled in, dropped from, or completed the study, as well as any side effect or unexpected data, and the progress towards the diligence obligations set forth in Article 3.6.1.

         3.6.4 DEVELOPMENT AND COMMERCIALIZATION EXPENSES.

                  (a) During the term of this Agreement, (i) [*#*]

                  (b) [*#*]

         3.7 EXISTING INVENTORY.

                  (a) Within 120 days after the date of execution of the Agreement, Myogen shall purchase from HMR and HMR shall deliver to Myogen, approximately [*#*] active ingredient to be used by Myogen for Development.

                  (b) Upon the Transfer Date (as defined in Section 4.1 hereof), Myogen shall purchase from HMR and HMR shall deliver to Myogen, that number of kilograms of Enoximone active ingredient [*#*] as shall be determined by Myogen in its sole discretion upon the Transfer Date.

                  (c) [*#*] of Enoximone active ingredient purchased under this Section 3.7, payment of which shall be made by Myogen within ten (10) business days after the relevant shipment has been dispatched by HMR. HMR will ship the Enoximone "Free Carrier, HMR site Midland, MI, (FCA per INCOTERMS, 1990 version)".




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         3.8 REGULATORY MATTERS.

                  3.8.1 COMPLIANCE WITH REGULATIONS. Myogen, and HMR to the extent it is providing services will conduct their efforts hereunder in compliance with all applicable regulatory requirements, including without limitation, the FDA's Good Clinical Practice, Good Laboratory Practice and Good Manufacturing Practice regulations and the guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

                  3.8.2 REGULATORY FILINGS. After transfer of the IND for Enoximone that was submitted to the FDA and HMR Data to Myogen, Myogen shall, at its own expense, prepare and submit all filings with the regulatory authorities with respect to Enoximone in each Major Market Country (the "Regulatory Filings"), and Myogen shall be responsible for causing such applications to progress through the approval process in a timely manner. [*#*] Myogen shall, promptly after each such Regulatory Filing, deliver to HMR a report with a brief summary of such Regulatory Filing, which shall be held by HMR subject to the provisions of Article V.

                  3.8.3 MAINTENANCE OF RECORDS. Myogen shall maintain records with respect to activities conducted in connection with the Development of Enoximone in sufficient detail and in the manner appropriate for Regulatory Approval purposes and in a manner which will reflect all clinical and pre-clinical studies conducted, results achieved and data obtained by Myogen in the course of such Development.

                  3.8.4 ADVERSE EVENT REPORTING. After transfer of the IND for Enoximone that was submitted to the FDA to Myogen, Myogen shall be responsible for reporting of adverse experience information to meet the current requirements for Adverse Drug Reaction reporting to the FDA. The parties recognize that the holder of a IND may be required to submit information regarding adverse events concerning the Product to various governmental agencies. In addition, supplemental information may be required to be provided at periodic intervals and adverse events may be required to be reported at more frequent intervals depending on the severity of the event.

                                   ARTICLE 4

                            MILESTONES AND ROYALTIES

         4.1 Europe. As consideration for the rights granted to Myogen by HMR under this Agreement for Europe Myogen shall make the following payments to HMR:

                  (a) Myogen will pay to HMR [*#*] upon signing of this Agreement;

         (b) Myogen will pay to HMR [*#*] upon the earlier of (i) the approval by the FDA for Myogen to proceed with Phase III clinical studies with the oral Formulation of a product or (ii) six (6) months after the Effective Date;

                  (c) On a date no later than one (1) year from the date of signing (the "Transfer Date"), Myogen shall pay to HMR [*#*] Upon the Transfer Date (i) HMR shall transfer to






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

Myogen any and all of its rights and obligations for Enoximone and Product commercialization activities in Europe except as specified in this Section 4.1(c), and (ii) HMR shall transfer whatever rights it may have under the existing HMR Trademarks in the countries listed in Exhibit 4.1.(c). Myogen will [*#*] prepare and provide the documents necessary to transfer the HMR Trademark rights. HMR is not transferring, and Myogen does not accept any liabilities caused by or arising from the manufacture, use, commercialization or sale of the Product incurred or arising prior to the Transfer Date. All accounts payable or receivable existing as of the Transfer Date or relating to any periods prior to the Transfer Date shall remain the accounts payable or receivable of HMR. All reporting, tax and other responsibilities and obligations relating to the Enoximone or Product for periods prior to the Transfer Date shall remain with HMR. All returns of Enoximone or Product shipped prior to the Transfer Date shall be the responsibility of HMR;

                  (d) On the first anniversary of the Transfer Date, Myogen shall pay to HMR [*#*]

                  (e) On the second anniversary of the Transfer Date, Myogen shall pay to HMR [*#*]

                  (f) Beginning on [*#*] Myogen will pay to HMR for a period of [*#*] years, on a quarterly basis within 60 days after the end of each calendar quarter, periodic payments equal to [*#*] that occurred in the immediately preceding calendar quarter;

                  [*#*]

         4.2 TERRITORY OTHER THAN EUROPE. With respect to markets in the Territory excluding [*#*] and in consideration of the rights granted by HMR under this Agreement, Myogen shall pay to HMR, on a quarterly basis within sixty
(60) days after the end of each calendar quarter, periodic payments equal to [*#*] in such markets that occurred in the immediately preceding calendar quarter.

         4.3 DURATION OF ROYALTY OBLIGATIONS. If this Agreement is not terminated in accordance with the other provisions hereof, Myogen's obligation to pay earned royalties hereunder in a particular country shall continue until [*#*] From and after [*#*] all royalty amounts shall be reduced by [*#*] but shall in no event be less than [*#*] until the [*#*] after which time all royalty obligations shall cease entirely.

         4.4 ROYALTY RATE IF GENERICS INTRODUCED. In the event that a generic version of a Product is marketed in any country of the Territory where no relevant Patents within the HMR Patents or Joint Patents have issued, the royalty rate in that country will be reduced to [*#*] of the applicable royalty provided in Articles 4.1 and 4.2 but shall in no event be less than three and [*#*]

         4.5 SALES BY SUBLICENSEES. In the event Myogen grants licenses or sublicenses to others to make or sell Products, such licenses or sublicenses shall include an obligation for the

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
licensee or sublicensee to account for and report to Myogen its Net Sales of such Products on the same basis as if such Net Sales were sales by Myogen, and Myogen shall pay royalties to HMR as if the Net Sales of the sublicensee were sales of Myogen. Amounts payable by the sublicensee to Myogen on account of the sublicense shall not be included in amounts deducted from gross sales in arriving at Net Sales.

         4.6 ROYALTY PAYMENTS AND REPORTS. Royalty payments under this Agreement shall be made to HMR or its designee along with the report summarizing the Net Sales of any Products by Myogen, its Affiliates or Sublicensees during the relevant quarter within sixty (60) days following the end of each calendar quarter. All payments to HMR shall be in U.S. currency. For the purpose of calculating payments, the currency exchange rate for converting any currency to U.S. dollars shall be the exchange rate in the key currency cross rates table in the final edition of The Wall Street Journal (U.S. Eastern Edition) or in the case the currency exchange rate is not published in The Wall Street Journal, the mid-point of the closing bid and ask price of "Reuter's 2000 Information Service" historical databases, on the last business day of each calendar quarter to which such payment relates. A "business day" is a day on which banks are open for business in the country of the currency to be translated. Unless HMR instructs Myogen otherwise payments pursuant to this Article V shall be made by bank wire transfer as follows:

                  Citibank, New York
                  Hoechst Marion Roussel, Inc.
                  [*#*]

         4.7 TAXES. HMR shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, then Myogen will (i) deduct those taxes from the remittance royalty, (ii) timely pay the taxes to the proper taxing authority and (iii) send proof of payment to HMR within thirty (30) days following such payment.

         4.8 BLOCKED CURRENCY. In each country where the local currency is blocked or cannot be removed from such country, Myogen will pay the royalty owed on Net Sales in that country in US currency to HMR at the exchange rate in
Article 4.6.

         4.9 PAYMENTS TO OR REPORTS BY AFFILIATES. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by either Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity.

         4.10 NO MULTIPLE ROYALTIES. No multiple royalties shall be payable because any Product, its manufacture, use, lease or sale are or shall be covered by more than one HMR Patent or HMR Know-how licensed under this Agreement.

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 5

                                 CONFIDENTIALITY

         5.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for [*#*] years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information related to the Products and other information and materials furnished to it by the other Party pursuant to this Agreement, or any provisions of this Agreement that are the subject of an effective order of the Securities and Exchange Commission granting confidential treatment pursuant to the Securities Exchange Act of 1934, as amended (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

                  (a) was already known to the receiving Party at the time of disclosure by the other Party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

                  (e) was independently developed by the receiving Party without breach of the provisions of this Agreement (and can be verified by the disclosing Party as such).

         5.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in
(i) filing or prosecuting patent applications, (ii) prosecuting or defending litigation, (iii) complying with applicable laws or regulations or (iv) conducting pre-clinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures (e.g., in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this Article V, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article V shall restrict any Party from using for any purpose consistent with the terms of this Agreement any Information developed by it during the term of this Agreement. When a Party makes disclosure of Confidential Information to any of its employees, it shall obtain an acknowledgment and

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED
agreement from each such employee that such employee agrees to be bound by the provisions of Article 6.1 hereof or the equivalent.

         5.3 SURVIVAL. This Article V shall survive the termination or expiration of this Agreement for a period of [*#*] years.

         5.4 TERMINATION OF PRIOR AGREEMENT. All Information exchanged between the Parties under the Confidentiality Agreement between Myogen and HMR, dated as of February 4, 1997, as amended, shall be deemed Confidential Information and shall be subject to the terms of this Article V, and shall be included within the definitions of Myogen Know-how and HMR Know-how.

         5.5 PUBLICATIONS. Except as required by law, each Party agrees that it shall not publish or present Information or Confidential Information without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review and approve any proposed publications or presentations (including information to be presented verbally) which relate to Enoximone or the Products or otherwise constitutes Confidential Information as early as reasonably practical, but at least four weeks prior to their intended submission for publication (except, where applicable, with the written consent of an appropriate officer of the other Party) and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party consents. It is understood and agreed that the provisions of this Article 5.5 are directed to publications and presentations that may be made to the general public, including the relevant scientific communities, and that nothing herein will prevent or limit Myogen from preparing materials that may contain Information or Confidential Information and making presentations with respect thereto that are private in nature.

                                   ARTICLE 6

              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

         6.1 OWNERSHIP.

                  6.1.1 HMR shall solely own, and it alone shall have the right to apply for Patents within and outside of the United States for any inventions made solely by HMR's personnel or consultants in the course of performing work under this Agreement.

                  6.1.2 Myogen and/or UTC shall solely own, and Myogen alone shall have the right to apply for Patents within and outside of the United States for any inventions made solely by Myogen's personnel or consultants, or substantially by Myogen with insignificant contribution from HMR, in the course of performing work under this Agreement.

                  6.1.3 Inventions made jointly by personnel or consultants of Myogen and HMR, so long as both Parties have made substantial contribution to the inventions, shall be owned jointly, without accounting, by Myogen and/or UTC and HMR. The law of joint ownership of inventions of the United States shall apply to any joint ownership of patents within the United States claiming joint inventions of the Parties.

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         6.2 DISCLOSURE OF PATENTABLE INVENTIONS. Each Party shall provide to the other any invention disclosure submitted in the normal course of performing its obligations hereunder which discloses an invention related to the Enoximone in the Field or the Products. Such invention disclosures shall be provided to the other Party promptly after submission and in no event later than ten (10) days after the end of the calendar quarter in which the disclosure was submitted, provided, however, that no disclosure is required that would constitute publication prior to the time a patent issues, and in any case all submissions will be considered Confidential Information of the Party submitting the invention disclosure.

         6.3 PATENT FILINGS.

                  6.3.1 MYOGEN AND JOINT PATENTS. Myogen shall prepare, file, and prosecute Patents for (i) inventions relating to Enoximone that are made pursuant to Section 6.1.2 hereof by Myogen personnel and consultants (all of which shall be issued in Myogen's and/or UTC's name and shall be Myogen Patents), and (ii) inventions relating to Enoximone that are made jointly pursuant to Section 6.1.3 hereof by personnel and consultants of Myogen and HMR in the course of the performance of the Parties' obligations under this Agreement (which shall be issued in HMR's and Myogen's and/or UTC joint name and shall be "Joint Patents"), and will use reasonable efforts to file initially all such applications in the United States. With respect to Joint Patents only (A) the determination of the countries outside of the United States in which to file patent applications shall be made by Myogen and, if appropriate, UTC; (B) Myogen shall keep HMR informed of the status of such Patents and shall seek the advice of HMR with respect to such Patent strategy and draft applications and shall give reasonable consideration to any suggestions or recommendation of HMR concerning the preparation, filing, prosecution and maintenance thereof; and (C) the Parties shall cooperate in good faith in the prosecution of such Patents and shall share all material Information relating thereto promptly after receipt of such Information.

                  6.3.2 HMR PATENTS. HMR shall file, prosecute and be entitled to be issued in its name Patents to cover inventions relating to Enoximone that are made solely by HMR personnel and consultants (all of which will be HMR Patents), and will use reasonable efforts to file initially all such applications in the United States. The determination of the countries outside of the U.S. in which to file shall be made by mutual agreement of the Parties. If, however, there is a dispute as to where to file, the more comprehensive filing shall be made. HMR shall keep Myogen informed of the status of each HMR Patent and shall seek the advice of Myogen with respect to HMR Patent strategy and draft applications and shall give reasonable consideration to any suggestions or recommendations of Myogen concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all applications for HMR Patents and shall share all material Information relating thereto promptly after receipt of such Information. If, during the term of this Agreement, HMR intends to allow any HMR Patent under which Myogen has a license under this Agreement, to lapse or become abandoned without having first filed a substitute, HMR shall, whenever practicable, notify Myogen of such intention at least sixty (60) days prior to the date upon which such HMR Patent shall lapse or become abandoned, and Myogen shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution and maintenance thereof (and Patent Expenses shall continue to be shared).

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         6.4 THIRD PARTY PATENT RIGHTS.

                  (a) HMR represents and warrants that to its knowledge that there are no Third Party rights which may be infringed by the manufacture or sale of any Product, the use of any Patent, Know-how or any other activity contemplated by this Agreement.

                  (b) Neither Party makes any representation or warranty to the other, other than that made in this Section 6.4, with respect to the validity, enforceability, perfection or dominance of any Patent or other proprietary right or with respect to the absence of rights of Third Parties which may be infringed by the manufacture or sale of any Product, the use of any Patent, Know-how or any other activity contemplated by this Agreement. Each Party agrees to bring to the attention of the other Party any patent or patent application it discovers, or has discovered, and which relates to the subject matter of this Agreement.

         6.5 ENFORCEMENT RIGHTS.

                  6.5.1 GENERAL.

                  (a) In the event a Third Party, through the actual or proposed manufacture, import, use, sale or offer for sale of a product competitive with a Product being developed or commercialized under this Agreement infringes or is reasonably likely to infringe ("Competitive Product Infringement") any Myogen Know-how, Myogen Patent, HMR Know-how, HMR Patents, or Joint Patents, Myogen and/or UTC shall have the right to institute, prosecute and control any action or proceeding with respect to such infringement, and the right to any and all relief, recovery and the like. HMR has the right to participate and be represented in such action by counsel of its own selection at its own expense. HMR agrees to be joined as a party plaintiff, if necessary in any such action, and to give Myogen reasonable assistance and any needed authority to control, file and to prosecute such action.

                  (b) If either Party learns or determines in good faith that there is or is a reasonable likelihood of Competitive Product Infringement of any Myogen Patents, HMR Patents, or Joint Patents by a Third Party, the Party first having knowledge shall promptly notify the other Party in writing thereof, which notice shall set forth the facts of such actual or potential infringement in reasonable detail. If Myogen or HMR, as the case may be, fails to institute and prosecute an action or proceeding to abate any actual infringement within a period of ninety (90) days after receiving written notice of actual infringement or otherwise having knowledge of the actual infringement, then the other Party shall have the right, but not the obligation, to bring and prosecute any action and the Party which failed to bring such action agrees to be joined as a party plaintiff in such action and to give the Party bringing such action reasonable assistance and all authority to control, file and prosecute the action as may be necessary; provided, however, that the Party which failed to bring the action shall have the right to participate and to be represented in any such action by counsel of its choice; provided, further, that HMR's right to bring such an action may be limited if the Myogen Patent at issue is owned by UTC (HMR hereby acknowledges that UTC has the first right to bring an action against an infringer in the case of a Myogen Patent owned by UTC and licensed to Myogen).

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                  (c) [*#*] and related recoveries with respect to actions brought under this Article 6.5.1 shall be [*#*] to the benefit of Myogen, except as otherwise noted herein. Any amounts recovered in such action referred to in this Article 6.5.1 shall be recovered by Myogen.

                  (d) No settlement or consent judgment or other voluntary final disposition of suit under this Article 6.5.1 may be entered into without the joint consent of Myogen and HMR, which consents shall not be withheld unreasonably or delayed, except with respect to Myogen Patents owned by UTC.

             6.5.2 SETTLEMENT OF THIRD PARTY CLAIMS FOR PRODUCTS; ROYALTY REDUCTION. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use or sale of any Product and if following the conclusion of proceedings brought as a result of such alleged infringement, Myogen is required to pay the Third Party any payment of any kind for the right to sell a Product in a particular country, the royalty rate then payable to HMR attributable only to sales in such country shall be reduced by [*#*] The royalty rate shall return to its previous level once Myogen has fully satisfied the payment due to the Third Party. [*#*] No settlement or consent judgment or other voluntary final disposition of a suit under this Article 6.5.2 may be entered into without the mutual consent of Myogen and HMR which shall not be unreasonably withheld or delayed.

             6.5.3 PATENT PROSECUTION RIGHTS. Notwithstanding the provisions of Article 6.5.1, a Party shall not file or prosecute any action for infringement of a Patent for which the other Party has the primary responsibility if the other Party having primary responsibility is prosecuting at least one such action for infringement of such Patent, without the agreement of the other Party, which agreement shall not be unreasonably withheld.

         6.6 ASSIGNMENT OF JOINT PATENTS. Neither Party may assign its rights under any Joint Patent except with the prior written consent of the other Party; provided, however, that either party may assign such rights without consent to an Affiliate or other permitted assignee under this Agreement in connection with a merger or similar reorganization or sale of all or substantially all of its assets.

                                   ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY

         7.1 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that this Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms, subject to laws regarding bankruptcy or insolvency generally, provided that the Parties acknowledge and agree that this Agreement constitutes a license of "intellectual property" as provided in Section 365(n) of the U.S. Bankruptcy Code. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
other agency having jurisdiction over it. Such Party represents and warrants that it has not, and covenants that during the term of the Agreement it will not, grant to any Third Party any rights which would conflict or interfere with or curtail or impair the rights granted to the other Party hereunder.

         7.2 EXCLUSIVITY; [*#*] and Myogen acknowledges that its activities and operations pursuant to this Agreement shall be the principal mechanism by which Myogen will commercialize the Products. HMR may terminate this Agreement for cause pursuant to Article 9.4 hereof in the event of the material breach of this paragraph 7.2 by Myogen or its Affiliates.

                                   ARTICLE 8

                              INFORMATION & REPORTS

         8.1 RECORDS OF REVENUES AND EXPENSES. Myogen will maintain complete and accurate accounts and records of revenues, costs, expenses and payments earned or made in connection with this Agreement and such records shall be available for examination at HMR's expense during Myogen's reasonable business hours for a period of two (2) years from creation of the individual records. In addition, not more often than once each year, HMR may designate a firm of certified public accountant acceptable to Myogen to verify the correctness of calculations and classifications of such revenues, costs, expenses or payments earned or made in connection with this Agreement. Amounts that are determined to be due as a result of any variances in revenues, costs, expenses or payments earned or made in connection with this Agreement discovered during such audit shall be paid by Myogen within thirty (30) days of the conclusion of the audit (subject to Article XIII hereof). If the audit results in a variance of more than 5% in favor of HMR, the reasonable audit expenses of HMR shall be paid by Myogen. Any records or accounting information received from Myogen shall be included within the definition of Confidential Information for purposes of Article VI. In the event the provisions of Section 9.5.3 apply, the provisions of this Section 8.1 shall apply to HMR.

         8.2 PUBLICITY REVIEW. Subject to the provisions of this Article 8.2, no Party shall originate any written publicity, news release, or other public announcement relating to this Agreement or the performance hereunder or the existence of an arrangement between the Parties (collectively, "Written Disclosure"), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld. In addition, each Party agrees to submit to the other Party, for prompt review and written approval, any question and answer sheet or similar materials ("Q & A") prior to using such materials in connection with oral disclosures. With regard to any proposed Written Disclosure or Q & A by Myogen, HMR shall take into consideration that Myogen is a specialized privately held company and as such will find it important to provide ongoing information about this Agreement and the status of the Collaboration Agreement to investors or potential investors. Recognizing that it is impractical to have each oral disclosure reviewed in advance, the Parties agree that oral disclosures by any Party of information which is immaterial and which relates to this Agreement, or to performance

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
hereunder or the existence of an arrangement between the Parties, shall be generally consistent with previously approved Written Disclosures or Q & A's. Notwithstanding the foregoing provisions of this Article 8.2, any Party may make any public Written Disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities based upon the written advice of counsel, provided that prior to making such Written Disclosure, the disclosing Party shall provide the other Party with an opportunity to promptly review the proposed Written Disclosure. To the extent that the reviewing Party reasonably requests that any information in the proposed Written Disclosure be deleted, the disclosing Party shall take reasonable action to avoid disclosure, where possible, including requesting confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 26b-2 of the Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information).

                                   ARTICLE 9

                              TERM AND TERMINATION

         9.1 TERM. This Agreement shall commence as of the Effective Date and shall terminate as provided herein in its entirety or with respect to certain countries in the Territory as set forth herein.

         9.2 TERMINATION BY HMR FOR MYOGEN'S FAILURE TO MEET MILESTONES OR DISCONTINUING DEVELOPMENT. HMR shall have the right to terminate this Agreement in its entirety under this Section 9.2 only during the period prior to [*#*] if Myogen shall either: (a) discontinue Development of Product as set forth in
Article 3.6.1(a) or, (b) fails to meet the milestone set forth in 3.6.1(b). Termination of this Agreement shall be made pursuant to a written notice (the "Termination Notice") delivered by HMR to Myogen within ninety (90) days after the expiration of the time period with respect to which such notice is being delivered. Such termination shall be effective as of thirty (30) days following delivery of the Termination Notice to Myogen (the "Termination Effective Date"). If HMR terminates this Agreement as set forth above, Myogen may retain all rights granted under Article II herein to make, manufacture and commercialize [*#*] Product sold under the trade name Perfan in Europe only ( the "European Rights") paying a royalty rate of [*#*] to HMR for the duration of the HMR Patents or for ten (10) years from the Transfer Date whichever is longer; provided however, that Myogen satisfies all payment requirements of Article 4.1. In the event HMR terminates this Agreement under this Section 9.2 and Myogen elects not to retain European Rights, then Myogen shall return to HMR or destroy, at HMR's discretion, all unused Enoximone [*#*] and all rights granted under Article II of this Agreement shall terminate.

                  9.2.1 TERMINATION EFFECTIVE DATE. If HMR terminates this Agreement pursuant to this Section 9.2, the Parties shall continue to perform their obligations under this Agreement pending the winding down of operations on the Termination Effective Date (other than with respect to the European Rights as provided in this Section 9.2). Upon the Termination Effective Date:

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                  (a) all licenses and rights of Myogen to HMR Patents and HMR Know- how hereunder shall terminate in their entirety with respect to Enoximone and Product except with respect to the European Rights as provided in this
Section 9.2;

                  (b) all HMR Confidential Information and HMR Data shall be returned to HMR (except with respect to the European Rights as provided in this Section 9.2), except Myogen may retain one copy of such information solely for legal archive purposes;

                  (c) Myogen shall transfer to HMR all INDs, Drug Approval Applications and Regulatory Approvals related to Enoximone and Product(s) and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of such rights hereunder to HMR (except with respect to the European Rights as provided in this Section 9.2); and

                  (d) all Confidential Information of Myogen, excluding that information transferred pursuant to Article 9.2 (c) above, shall be promptly destroyed by HMR and HMR shall certify to Myogen such destruction, except HMR may retain one copy of such information solely for legal archive purposes.

                  (e) Myogen shall return to HMR or destroy, at HMR's discretion, any unused Enoximone obtained from HMR pursuant to Article 3.7 [*#*] provided, however, that in the event Myogen retains the European Rights, as provided in this Section 9.2, Myogen shall not be obligated to return any unused Enoximone.

         9.3 TERMINATION BY HMR FOR MYOGEN'S FAILURE TO COMMERCIALIZE OR MARKET PRODUCTS IN THE TERRITORY.

              9.3.1 FAILURE TO COMMERCIALIZE IN MAJOR MARKET COUNTRIES. With respect to each Major Market Country, if Myogen, (i) discontinues Development (i.e. does not fulfill the criteria set forth in Article 3.6.1(a)) in any such country, or (ii) does not Commercialize the Product in any such country within [*#*] after obtaining Regulatory Approval in such country, then HMR shall have the right to terminate this Agreement with respect to such Major Market Countries (such countries shall be referred to as "Terminated Countries") and the definition of the Territory shall thenceforth exclude such countries. HMR shall provide written notification to Myogen of its intent to deem a particular country a Terminated Country, and Myogen shall have ninety (90) days following receipt of such written notice in which to respond to such proposed action. If Myogen shall in good faith dispute such intention to deem a particular country a Terminated Country, the Parties shall submit such matter to arbitration pursuant to the terms of Article XI hereof. As used in this Section 9.3, "Commercialize" means to commence the commercial sale or commercial distribution of the Product.

              9.3.2 FAILURE TO COMMERCIALIZE IN OTHER COUNTRIES. If Myogen commercializes a product in all of the Major Market Countries within [*#*] after obtaining relevant Regulatory Approval in each of these countries, then Myogen shall have an additional [*#*] to commercialize the Product in other countries in the Territory. HMR shall have the right, at its option, to terminate Myogen's rights hereunder with respect to those countries where a Product has not been commercialized as set forth above (any such countries

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
shall also be referred to as "Terminated Countries"), and the definition of the Territory shall thenceforth exclude such countries. HMR shall provide written notification to Myogen of its intent to deem a particular country a Terminated Country, and Myogen shall have ninety (90) days following receipt of such written notice in which to respond to such proposed action. If Myogen shall in good faith dispute such intention to deem a particular country a Terminated Country, the Parties shall submit such matter to arbitration pursuant to the terms of Article XI hereof.

              9.3.3 EFFECT OF TERMINATED COUNTRIES. If HMR terminates this Agreement with respect to a Terminated Country, then the following provisions shall apply:

                  (a) HMR shall receive an exclusive (even as to Myogen but subject to the existing rights of Third Parties and if necessary, subject to the approval of UTC) right and license in the Terminated Countries with the right to grant sublicenses, to all Myogen Patents, Myogen Know-how and all of Myogen's interest in trademarks in the Terminated Countries related to Enoximone, to make, have made, import, use, sell, offer for sale and have sold Products, subject to the royalty obligations set forth below in Article 9.3.3(c), and shall have the exclusive right (but not the obligation) to enforce the Patents against Competitive Product Infringement in the Terminated Countries, except in cases where UTC reserves this right, and the exclusive right (but not the obligation) to enforce the trademark rights related to Enoximone against infringers in the Terminated Countries.

                  (b) Myogen shall transfer all INDs, Drug Approval Applications and Regulatory Approvals related to Enoximone in the Terminated Countries to HMR, and take such other actions and execute such other instruments, assignments and documents as may be necessary to transfer the rights hereunder in the Terminated Countries to HMR.

                  (c) Subject to Myogen's performance of the provisions of this
Article 9.3.3 and Myogen's fulfillment of its obligations for payments due under
Article 4.1, Myogen shall be entitled to receive royalties with respect to the Net Sales by HMR or its sublicensees of Products in those Terminated Countries under Article IX at a rate of [*#*]

         9.4 TERMINATION FOR MATERIAL BREACH BY MYOGEN.

                  (a) Subject to the provisions of this Article 9.4, if Myogen shall have committed a Material Breach (as defined below) and such Material Breach shall remain uncured and shall be continuing for a period of ninety (90) days following receipt of written notice thereof from HMR, then, in addition to any and all other rights and remedies that may be available, HMR shall have the right to terminate this Agreement effective upon the expiration of such ninety
(90) day period. Any such written notice of alleged Material Breach from HMR shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by Myogen.

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

                  (b) If HMR terminates this Agreement pursuant to the provisions of this Article 9.4, then the following provisions shall apply:

                           (i) HMR shall receive an exclusive (even as to Myogen
but subject to the existing rights of Third Parties and if necessary, subject to the approval of UTC) right and license in the Terminated Countries with the right to grant sublicenses, to all Myogen Patents, Myogen Know-how and all of Myogen's interest in trademarks in the Terminated Countries related to Enoximone, to make, have made, import, use, sell, offer for sale and have sold Products, subject to the royalty obligations set forth above in Article 9.3.3(c), and shall have the exclusive right (but not the obligation) to enforce the Patents against Competitive Product Infringement in the Terminated Countries at its sole expense, except in cases where UTC, reserves this right, and the exclusive right (but not the obligation) to enforce the trademark rights related to Enoximone against infringers in the Terminated Countries.

                           (ii) all licenses and rights in the HMR Patents, HMR
Know- how and HMR Trademarks granted to Myogen hereunder shall terminate;

                           (iii) all Confidential Information supplied by each
Party to the other Party shall be promptly destroyed by each Party and each Party shall certify such destruction to the other, except that each Party may retain one copy of such information solely for legal archive purposes;

                           (iv) Myogen shall cooperate in the transfer to HMR of
all NDAs, Drug Approval Applications and Regulatory Approvals related to Enoximone, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to HMR.

                  (c) Termination of this Agreement pursuant to this Article 9.4 shall not relieve Myogen of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude HMR from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice HMR's right to obtain performance of any obligation.

                  (d) For purposes of this Article 9.4 and Article 9.6, "Material Breach" shall mean the breach or failure to perform, in a material respect, a material obligation under this Agreement. Without limiting the foregoing and by way of example only, the term "Material Breach" shall be deemed to include the failure of Myogen in a material respect to meet Myogen's payment or non-compete obligations. In no event shall a failure to meet timelines specified in any Research and Development Plan, in and of itself, be deemed to constitute a Material Breach in the event such failure is caused by parties or events outside the control of Myogen, including, without limitation, any additional requirements imposed by the FDA.

                  (e) The provisions of this Article 9.4 shall survive termination of this Agreement for a period of [*#*].

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         9.5 TERMINATION WITHOUT CAUSE.

              9.5.1 TERMINATION WITHOUT CAUSE (INCLUDING DENIAL OF [*#*]). Myogen shall have a continuing right, subject to this Article 9.5, to terminate this Agreement, (a) without cause, effective upon [*#*] advance written notice to HMR, or (b) upon written notice to HMR, if within [*#*] after the Effective Date Myogen has not received necessary consent or the like from the FDA to [*#*] for Enoximone ((a), (b), or both (a) and (b), "Termination Without Cause").

              9.5.2 EFFECT OF TERMINATION WITHOUT CAUSE. If Myogen terminates pursuant to this Article 9.5, then:

                  (a) all licenses and rights in the HMR Patents, HMR Know-how and HMR Trademarks granted to Myogen hereunder shall terminate;

                  (b) all Confidential Information supplied by HMR to Myogen shall be returned to HMR, except Myogen may retain one copy of such information solely for legal archive purposes;

                  (c) Myogen shall cooperate in the transfer of all NDAs, Drug Approval Applications and Regulatory Approvals related to Enoximone to HMR, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to HMR.

              9.5.3 [*#*] UPON TERMINATION WITHOUT CAUSE. Notwithstanding anything in this Article 9.5 to the contrary, if, and only if, (i) Myogen terminates this Agreement pursuant to this Article 9.5 subsequent to the filing by Myogen of an NDA covering the use of Enoximone in the Field but prior to the completion of Myogen's due diligence obligations set forth in Article III of this Agreement, (ii) HMR or any of its sublicensees completes the development and commercialization of Enoximone and (iii) Myogen fulfills all of its obligations for payments due under Article 4.1, then Myogen shall be entitled to [*#*].

              9.5.4 TERMINATION DUE TO EXPIRATION OF ROYALTY OBLIGATIONS. Unless earlier terminated, this Agreement shall terminate on a country by country basis upon expiration of Myogen's obligation to pay royalties in such countries pursuant to this Agreement.

              9.5.5 TERMINATION BY MUTUAL CONSENT. This agreement may be terminated by the mutual written consent of the parties.

              9.5.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of the Agreement or any portion hereof for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         9.6 TERMINATION FOR MATERIAL BREACH BY HMR.

                  (a) Subject to the provisions of this Article 9.6, if HMR shall have committed a Material Breach (as defined below) and such Material Breach shall remain uncured and shall be continuing for a period of ninety (90) days following receipt of written notice thereof from Myogen, then, in addition to any and all other rights and remedies that may be available to Myogen, Myogen shall have the right to terminate this Agreement effective upon the expiration of such ninety (90) day period. Any such written notice of alleged Material Breach from Myogen shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by HMR.

                  (b) If Myogen terminates this Agreement pursuant to the provisions of this Article 9.6, the following provisions apply:

                           (i) all licenses and rights in the HMR Patents, HMR
Know-how and HMR Patents granted to Myogen hereunder shall [*#*]

                           (ii) all Confidential Information supplied by Myogen
to HMR shall be promptly returned to Myogen, except that HMR may retain one copy of such information solely for legal archive purposes.

                  (c) Termination of this Agreement pursuant to this Article 9.6 shall not relieve HMR of any liability hereunder which accrued prior to the effective date of such termination, nor preclude Myogen from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice Myogen's right to obtain performance of any obligation.

                  (d) For purposes of this Article 9.6, "Material Breach" shall have the same meaning as it does for Article 9.4. By way of example only, the term "Material Breach" shall be deemed to include the violation of the exclusive nature of the grant of licenses and rights to Myogen under this Agreement, the failure of HMR to supply the HMR Data, the failure of HMR to transfer the IND, and the failure of HMR to transfer its rights pursuant to 4.1(c).

         9.7 TRANSFER OF TRADEMARK UPON TERMINATION. Should the agreement terminate for any reason pursuant to this Article IX, other than pursuant to section 9.6, at the written request of HMR, Myogen shall transfer to HMR its rights under the HMR Trademarks previously assigned to it by HMR under section 4.1(c) hereof.

                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY HMR.

              10.1.1 MYOGEN INDEMNIFIED PARTIES. HMR hereby agrees to indemnify, save, defend and hold Myogen and its agents and employees (the "Myogen Indemnified Parties")

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Losses"), incurred by or against any Myogen Indemnified Parties, which arise out of the breach of this Agreement by HMR, or any negligence or willful misconduct by HMR, except to the extent such Losses are attributable to the breach of this Agreement by Myogen or any Myogen Indemnified Parties or any negligence or willful misconduct by Myogen or any Myogen Indemnified Parties.

              10.1.2 NOTICE OF CLAIM. In the event that a Myogen Indemnified Party seeks indemnification under Article 10.1.1, it shall inform HMR of such claim as soon as reasonably practicable after it receives notice of the claim and shall permit HMR to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as reasonably requested (at the expense of HMR) in the defense of the claim.

         10.2 INDEMNIFICATION BY MYOGEN.

              10.2.1 HMR INDEMNIFIED PARTIES. Myogen hereby agrees to indemnify, save, defend and hold HMR and its agents and employees (the "HMR Indemnified Parties") harmless from and against any and all Losses incurred by or against such HMR Indemnified Parties which (i) arise out of the breach of this Agreement by Myogen, or any negligence or willful misconduct by Myogen, except to the extent such Losses are attributable to the breach of this Agreement by HMR or any HMR Indemnified Parties or any negligence or willful misconduct by HMR or any HMR Indemnified Parties , or (ii) arise out of the design, manufacture, use, handling, storage, sale or other disposition of Products by Myogen, its agents or sublicensees, except to the extent such Losses also result from the negligence or willful misconduct of any HMR Indemnified Parties

              10.2.2 NOTICE OF CLAIM. In the event that any HMR Indemnified Party seeks indemnification under Article 10.2.1, it shall inform Myogen of a claim as soon as reasonably practicable after it receives notice of the claim and shall permit Myogen to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as reasonably requested (at the expense of Myogen) in the defense of the claim.

              10.2.3 INSURANCE.

                  (a) Throughout the Term and thereafter for a period of ten years (if such insurance is on a claims-made basis), each party shall carry and maintain in full force and effect insurance with an insurance company or companies having a Best's rating of A or higher against clinical trials liability, commercial general liability, and/or product liability with respect to such Product. Each Party shall include the other Party as an additional insured under such Insurance policies. Such policies may be worldwide blanket policies.

                  (b) Such insurance shall be unimpaired by claims, and shall include indemnity against liability on the part of either Party and any of its Affiliates, as well as HMR, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property, arising from the manufacture, sale or use of such Product or components thereof in

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
amounts of not less than [*#*] million combined single limit, bodily injury and property damage. Within 30 days after the date hereof, each Party shall furnish the other Party with certificates of insurance evidencing the aforesaid coverage and naming the other Party as an additional insured thereunder, which certificates shall describe the principal terms of such policy or policies and provide that 30 days prior written notice of cancellation or material changes in said insurance policies will be given to the other Party.

                  (c) The indemnification obligations herein shall apply on a first dollar basis, without limitation or reduction to any deductible or self-insured retention which the Parties may have under their insurance coverage.

                  (d) The provisions of this Article X shall survive the expiration or termination of this Agreement for a period of ten years following the effective date of such expiration or termination.

                                   ARTICLE 11

                               DISPUTE RESOLUTION

         11.1 GENERAL. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes rising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XI if and when a dispute arises under this Agreement.

         11.2 NEGOTIATION. Either Party may, by written notice to the other, have such dispute referred to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. Said designated officers are as follows:

              FOR HMR:  Head of Business Development and Strategic Planning

              FOR MYOGEN:  Chief Executive Officer

In the event the designated executive officers are not able to resolve such dispute, either Party may at anytime after the fourteen (14) day period seek to resolve the dispute through the means provided in Article 11.3.

         11.3 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, construction, enforceability or performance hereof or thereof, including without limitation disputes relating to alleged breach or to termination of this Agreement, but excluding any dispute, controversy or claim arising out of or relating to the validity, enforceability or infringement of any Patent, shall be finally and exclusively resolved by arbitration by binding Alternative Dispute Resolution ("ADR") pursuant to the Commercial Arbitration Rules and the administration of the American Arbitration Association for Large, Complex Cases then in effect. Arbitral proceedings shall be conducted in Kansas City, Missouri,

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
if requested and begun by Myogen and in Denver, Colorado if requested and begun by HMR, before three (3) arbitrators. The arbitral panel may award any remedy allowed by law, including money damages, prejudgment interest and attorneys' fees, and may grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive, exemplary or multiple damages may not be awarded.

              11.3.1 LEGAL FEES. Except as set forth in Article 11.3 above, each Party shall bear its own legal fees.

              11.3.2 CONFIDENTIALITY. The ADR proceeding shall be confidential and the arbitral panel shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of each other Party. The existence of any arbitrated dispute, and the award, shall be kept in confidence by the Parties and the arbitral panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

         11.4 SURVIVABILITY. Any duty to arbitrate under this Agreement shall remain in effect and enforceable after termination of this Agreement for any reason for the statute of limitations applicable to any disputes arising out of this Agreement.

         11.5 JURISDICTION. For the purpose of this Article XI, each Party agrees to abide by the award rendered in any arbitration, and the Parties agree to accept the jurisdiction of any court having jurisdiction over it for the purposes of enforcing awards entered pursuant to this Article and for enforcing the agreements reflected in this Article.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 ASSIGNMENT; BINDING EFFECT.

              12.1.1 ASSIGNMENT TO AFFILIATES. Either Party may assign any of its rights or obligations under this Agreement in any country in the Territory to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

              12.1.2 ASSIGNMENT TO NON-AFFILIATES. Either Party may assign any of its rights or obligations under this Agreement or its ownership interest in Joint Patents to a non-Affiliate only in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, a Third Party and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the Patents licensed.

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

              12.1.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void and of no effect.

         12.2 RESEARCH AND DEVELOPMENT ENTITIES. Either Party may assign its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes and that finance research and development performed by such Party; provided, however, that such assignment shall not relieve the assigning Party of responsibility for performance of its obligations under this Agreement.

         12.3 CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, such consent or approval shall not unreasonably be withheld or delayed. Whenever provision is made in this Agreement for one Party to object or to disapprove a matter, such objection or disapproval shall not be unreasonably exercised.

         12.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance. The foregoing shall not affect either Party's rights hereunder to terminate this Agreement in its entirety or with respect to the Product or certain countries in the Territory pursuant to the terms hereof.

         12.5 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments and do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         12.6 NO TRADEMARK RIGHTS. Except as otherwise provided herein or otherwise agreed to in writing by the Parties, no right, express or implied is granted by this Agreement to use in any manner the name "Myogen," "HMR" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

         12.7 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by a nationally recognized express courier service, to the Parties at the following address (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         IF TO MYOGEN, ADDRESSED TO: MYOGEN, INC.
                                     Fitzsimmons Bldg. 500, P.O. Box 6366
                                     Denver, Colorado 80045-0366
                                     Attention: President
                                     Telephone: (303) 331-1264
                                     Telecopy:  (303) 331-1268

         IF TO HMR, ADDRESSED TO:    HOECHST MARION ROUSSEL, INC.
                                     Route 202-206, P.O. Box 6800
                                     Bridgewater, NJ 08807-0800
                                     Attention: Vice President, General Counsel
                                                Legal Department
                                     Telephone: (908) 231-3537
                                     Telecopy:  (908) 231-4480

         12.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement. All such waivers shall be in writing.

         12.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, (i) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

         12.10 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against either Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

         12.11 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to principles of conflicts of law.

         12.12 HEADINGS. The Article and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Articles or paragraphs and do not form a part of this Agreement.

         12.13 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

         12.14 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement, including all Exhibits attached hereto and thereto, and all documents delivered concurrently

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED
herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as specifically set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

         12.15 ADDITIONAL AGREEMENTS. The Parties agree that after the execution of this Agreement they will enter into to good faith negotiations with respect to an Interim Supply Agreement and a Technical Agreement for Product supply by HMR.

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the date and year first above written.

MYOGEN, INC.                                           HOECHST MARION ROUSSEL, INC.


By:    /s/ J. William Freytag                          By:      /s/ M A Yeomans
   -------------------------------------------            ------------------------------------------


Name:  J. William Freytag                              Name:    Michael A. Yeomans
     -----------------------------------------              ----------------------------------------


Title: President & CEO                                 Title: Vice President, Licensing & Alliances
      ----------------------------------------               ---------------------------------------

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 1.14

                                     [*#*]

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 1.23

                                     [*#*]
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT



                 FILED SEPARATELY AS AN EXHIBIT TO THE COMPANY'S
                      REGISTRATION STATEMENT OF FORM S-1.

--------------------------------------------------------------------------------

                                   ----------

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT 3.4
                                DEVELOPMENT PLAN


                                    [*#*]

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                 SCHEDULE 3.6.4



Non-exempt personnel:  [*#*] per hour

Exempt personnel:  [*#*] per hour

                                           [*#*]CONFIDENTIAL TREATMENT REQUESTED

                                 EXHIBIT 4.1 (c)
                         PERFAN - ALL ACTIVE TRADEMARKS

                                    09/28/98

[*#*]

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

                                 First Amendment

                                     to the

                                License Agreement

                                   (Enoximone)

                                 By and Between

                          Hoechst Marion Roussel, Inc.

                                       and

                                  Myogen, Inc.


         This First Amendment is effective this 23rd day of November 1999, by and between Hoechst Marion Roussel, Inc., ("HMR") a Delaware corporation and Myogen, Inc. ("Myogen") a Delaware corporation, generally referred to as a "Party" and together as the "Parties."


                                   BACKGROUND


         HMR and Myogen entered into a License Agreement dated October 1, 1998 (the "License Agreement"). The Parties now wish to amend the License Agreement to change the Milestone and Royalty obligations, the Transfer Date and to add Co-Marketing rights.


         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties hereto agree as follows:



                                       1.

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the License Agreement.

2. ARTICLE I, section 1.40 "Transfer Date" is deleted entirely and replaced with the following:

        1.40 "Transfer Date" shall mean the actual date that the transfer of European rights from HMR to Myogen commences, but in no event later than [*#*].

3.  ARTICLE II is amended to add a new section 2.4.

        2.4 Co-Marketing Rights. After the Transfer Date, [*#*] to HMR, Myogen grants to HMR the right to co-market in Europe, under terms and conditions to be negotiated in good faith which are consistent with standards for the pharmaceutical industry, the oral Enoximone product being developed by Myogen. If additional studies are required for European registration and HMR elects to perform these studies then the terms of the co-marketing agreement will be adjusted accordingly to reflect HMR's contribution to the development of European Enoximone. If HMR exercises its right to co-market, HMR shall market the oral Enoximone product under HMR's trade name.

4.  ARTICLE III, section 3.7(c) is amended to read in its entirety:

        (c) HMR shall invoice and charge Myogen [*#*] per kilogram of Enoximone active ingredient purchased under this Section 3.7, payment of which shall be made by Myogen in four quarterly payments beginning on [*#*]. HMR will ship the Enoximone [*#*].


                                       2.

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

5. ARTICLE IV, section 4.1(c) is amended by deleting the first sentence only and adding in its place:

        (c) [*#*], Myogen shall pay to HMR [*#*] payable in quarterly payments of [*#*] due no later than the first day of each calendar quarter.

6. ARTICLE IV, sections 4.1 (d) and 4.1 (e) are deleted entirely and replaced with the following:

        (d) [*#*], Myogen shall pay to HMR [*#*] payable in quarterly payments of [*#*] due no later than the first day of each calendar quarter.

        (e) [*#*], Myogen shall pay to HMR [*#*] payable in quarterly payments of [*#*] due no later than the first day of each calendar quarter.

7. ARTICLE IV section (f) is amended by deleting [*#*] and adding in its place [*#*].

8.  ARTICLE IV, section 4.3 is amended to change the last sentence to read:

        ...From and after the expiration of such claims, all royalty amounts, excluding those [*#*] shall be reduced by [*#*] but shall in no event be less than [*#*] until the [*#*] anniversary of the first commercial sale of the relevant Product in such country after which time all royalty obligations shall cease entirely.




                                       3.

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

Except as amended hereby, the License Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of this date set forth above.

HOECHST MARION ROUSSEL, INC.                  MYOGEN, INC.


By: /s/ Signature Illegible                   By: /s/ J. William Freytag
    ------------------------------                -----------------------------
Title:                                        Title: President and CEO
      ----------------------------                  ---------------------------



                                       4.

                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED

              SECOND AMENDMENT TO THE LICENSE AGREEMENT (ENOXIMONE)

                                 BY AND BETWEEN

                          AVENTIS PHARMACEUTICALS INC.
                     (FORMERLY HOECHST MARION ROUSSEL, INC.)

                                       AND

                                  MYOGEN, INC.,

         This Second Amendment to the License Agreement (Enoximone) by and between Aventis Pharmaceuticals Inc. (formerly Hoechst Marion Roussel, Inc.) and Myogen, Inc., effective October 1, 1998 ("Second Amendment" and "License Agreement," respectively) is effective this ____ day of May 2003 ("Effective Date"), by and between Aventis Pharmaceuticals Inc., a Delaware corporation with a principal office at 300 Somerset Corporate Blvd, Bridgewater, New Jersey 08807 ("Aventis"), and Myogen, Inc., a Delaware corporation with a principal office at 7575 W. 103rd Avenue, suite 102, Westminster, CO 80021-5426 ("Myogen") (each individually a "Party" and collectively "Parties").

                                   BACKGROUND

         Aventis and Myogen entered into the License Agreement on October 1, 1998, and subsequently amended it for the first time on November 25, 1999 ("First Amendment"). Among other changes to the License Agreement, the First Amendment added Section 2.4 Co-Marketing Rights, whereby Myogen granted to Aventis the right to co-market the oral Enoximone product in Europe. The Parties now wish to modify the terms of the First Amendment to terminate all such rights granted to Aventis under the First Amendment to co-market the oral Enoximone product in Europe; and, in consideration for the termination of the co-marketing rights, to amend the License Agreement to provide for a royalty to be paid by Myogen to Aventis if the Net Sales of the oral Enoximone product in Europe reach or exceed the threshold described below.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Second Amendment, the Parties agree as follows:

1. GRANT BACK OF CO-MARKETING RIGHTS RELATING TO ORAL ENOXIMONE PRODUCT.

         (a) The license granted by Myogen to Aventis in Paragraph 3 of the First Amendment (which added a new Section 2.4 to Article II of the License Agreement) to co-market in Europe the oral Enoximone product being developed by Myogen is hereby terminated. Accordingly, Section 2.4 of the License Agreement is hereby deleted in its entirety.

         (b) It is understood that notwithstanding anything contained in the License Agreement to the contrary, Aventis shall not have any obligation of any

                                    1   [/\#/\] CONFIDENTIAL TREATMENT REQUESTED
                  kind, financial or otherwise, with respect to the development or co-marketing in Europe of the oral Enoximone product being developed by Myogen.

2. Section 4.1(f) is amended and restated as follows:

         (f) Beginning [/\#/\], Myogen will pay to Aventis for a period of [/\#/\] on a quarterly basis within sixty (60) days after the end of each calendar quarter, periodic payments equal to the following percentage of Net Sales in Europe that occurred during the immediately preceding calendar quarter:

                  (1) [/\#/\] of Net Sales in Europe less than [/\#/\] in a calendar year; and,

                  (2) [/\#/\] of the incremental Net Sales in Europe that equal or exceed [/\#/\] in a calendar year.

3. MISCELLANEOUS.

         (a) Capitalized terms not otherwise defined in this Second Amendment shall have the meaning set forth in the License Agreement.

         (b) Except as expressly modified by this Second Amendment, the terms and conditions of the License Agreement (as previously amended by the First Amendment) shall remain unchanged and in full force and effect.




                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                    2   [/\#/\] CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Effective Date set forth above.




AVENTIS PHARMACEUTICALS INC.               MYOGEN, INC.


By: /s/ Michael A. Yeomans, Ph.D.          By: /s/ J. William Freytag
    ----------------------------------         ---------------------------------

Title: VP, Head of Global Business         Title: President & CEO
       -------------------------------            ------------------------------
       Development
       -------------------------------

Date:     6/12/03                          Date: 5/6/03
       -------------------------------           -------------------------------






                                    3   [/\#/\] CONFIDENTIAL TREATMENT REQUESTED